Exhibit 99.1

          VESTA TO SELL LIFE INSURANCE OPERATIONS FOR $58 MILLION

     Company Provides Update on Previously Announced Accounting Error and
             Closes on Sale of 2.0 Million Shares of Affirmative

    BIRMINGHAM, Ala., June 3 /PRNewswire-FirstCall/ -- Vesta Insurance Group, Inc. (NYSE: VTA) announced today that it has entered into a definitive agreement to sell its life insurance operations, American Founders Life, for approximately $58.0 million in cash to a U.S. subsidiary of Sagicor Financial Corporation, a Barbados-based financial services group. Its life insurance subsidiary, Sagicor Life Inc. is rated 'A' by A.M. Best. The transaction is subject to regulatory approval and is expected to close in the third quarter of 2005. The closing of the sale will result in an estimated statutory gain of approximately $23.0 million for Vesta Fire Insurance Corporation, Vesta's primary property-casualty subsidiary. Sagent Advisors Inc. acted as financial advisor to Vesta in connection with this transaction.

    Vesta announced that it has closed on the sale of 2.0 million of its shares of Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM) common stock for $14.00 per share to Affirmative Insurance Holdings, Inc. and has withdrawn its demand registration notice that was announced in March 2005. Vesta intends to use the proceeds to enhance its financial flexibility and to repay $21.0 million of its line of credit facility, reducing the total availability under the line of credit facility to $9.0 million. Vesta now owns approximately 35% of Affirmative.

    "We are pleased to announce today's transactions which enhance Vesta's capital strength and financial flexibility," said Norman W. Gayle, III, President and CEO. "We believe that our focus on the homeowners insurance market will create long-term value for our shareholders and other constituents."

    Vesta also provided today a revised estimate of an accounting error that it first disclosed on November 15, 2004. Vesta previously reported that the cumulative impact of that error was a $1.8 million reduction in GAAP stockholders' equity and that it believed the error occurred prior to 2003. In the process of pinpointing the period and nature of the previously disclosed error, the Company discovered additional errors. The Company expects the cumulative total impact of correcting all errors discovered to date will reduce GAAP stockholders' equity by a total of $11.6 million. The components of this reduction are as follows:

     - A $1.1 million reduction to realized gains that have occurred in various periods prior to June 30, 2004. These errors resulted from certain realized gains using an incorrect cost basis and in the recording of realized gains on assets attributable to a life reinsurance agreement;
     - A $4.0 million increase in ceded reinsurance costs in periods prior to 2001;
     - A $2.8 million increase to loss from discontinued operations in 2001;
       and
     - $3.7 million for which the Company is currently working to identify the error and affected periods.

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    The estimates included in this press release are subject to change following the Company's completion of its review of prior period financial statements. As soon as practicable, Vesta intends to restate its results for the relevant prior periods and file its Form 10-Q for the quarter ended September 30, 2004 and its Form 10-K for the year ended December 31, 2004. Once the Form 10-K is filed, Vesta intends to file its 2005 first quarter Form 10-Q shortly thereafter. In addition, the Company will hold its annual meeting of stockholders following the filing of the 2004 audited financial statements.

    The Company has also revised its previously provided preliminary results for the third quarter 2004 to include an additional $11.2 million of loss development related to the four hurricanes that occurred in Florida and the southeast last year. The previously reported estimated loss was $62.8 million. Vesta also estimates that the combined ratio was 84.1% for its standard-property casualty business for the quarter ended December 31, 2004.

    As previously disclosed, the Company has identified a material weakness in the effectiveness of internal controls over financial reporting pursuant to
Section 404 of the Sarbanes-Oxley Act of 2002 as it relates to its consolidation process. In addition, the Company has identified material weaknesses in ceded reinsurance and financial management and may identify additional material weaknesses as the internal control assessments are completed. The presence of these material weaknesses will cause management to conclude that internal controls are ineffective and the external auditors to issue an adverse opinion on the effectiveness of internal controls.

    "The review of our prior period financial statements and the filing of our periodic reports is the Company's top priority," said Gayle. "This is a complex and time-consuming process and we are committed to completing it as soon as possible."

    About Vesta Insurance Group, Inc.
    Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

    This news release contains forward-looking statements within the meaning of applicable federal securities laws, including statements relating to the pending sale of American Founders Life; the application of proceeds of the sale of Affirmative common stock; accounting errors and the impact of such errors on historical financial statements (including expected restatements); the status of the Company's internal control assessments; the timing of filing of required periodic reports; estimates regarding hurricane losses, the fourth quarter 2004 standard property-casualty combined ratio and Vesta Fire's statutory surplus; and the future performance of the Company's homeowners insurance business. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements, including, without limitation: delays or difficulties in completing, or the inability to complete, the sale of American Founders Life (including delays or difficulties in obtaining the required regulatory approval for the transaction); the inability to realize expected gains from the pending sale of American Founders Life; the inability to apply, or delays in applying, the proceeds of the sale of Affirmative common stock as intended; delays or difficulties in identifying and resolving accounting errors, including unanticipated changes in the scope and nature of, and the periods involved in, the investigation of the errors, as well as uncertainties regarding the extent of known accounting errors and the possibility of the discovery of further accounting errors; uncertainties regarding the impact of accounting errors on historical financial statements and the extent to which prior periods' financial statements must be restated; uncertainties regarding the extent of known material weaknesses in the Company's internal control over financial reporting and the possibility of the identification of further material weaknesses in internal controls; delays or difficulties in completing management's assessment of the effectiveness of the Company's internal control over financial reporting, and, as a result, delays or difficulties of the Company's external auditors in completing their audit of the effectiveness of these controls pursuant to PCAOB Auditing Standard No. 2; delays or difficulties of the Company's external auditors in completing their audit of the Company's financial statements for the period ended December 31, 2004 and issuing their opinion on such financial statements; uncertainties regarding the timing of the Company's filing of its required periodic reports, including its Form 10-Q for the third quarter 2004, Form 10-K for the 2004 fiscal year and Form 10-Q for the first quarter 2005; the extent of additional losses related to hurricane claims; the impact of prior-period financial statement adjustments on estimates of financial condition or results of operations, including hurricane loss, combined ratio and statutory surplus estimates; and that the homeowners insurance business does not perform as we expect. The Company undertakes no obligation to revise or update any forward-looking statement contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SOURCE  Vesta Insurance Group, Inc.
    -0-                             06/03/2005
    /CONTACT: Charles R. Lambert, Vice President - Investor Relations of Vesta Insurance Group, Inc., +1-205-970-7030, or CLambert@vesta.com /
    /Web site:  http://www.vesta.com